SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2007

CAPLEASE, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1065 Avenue of the Americas, New York, NY		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 217-6300

____________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 17, 2007, CapLease 2007-STL LLC, a newly formed wholly-owned subsidiary of CapLease, Inc., entered into a loan agreement with KBC Bank, N.V. Pursuant to the agreement, KBC Bank agreed, subject to certain conditions, to make a $129.5 million loan to CapLease 2007-STL LLC, as borrower, secured by a group of commercial mortgage assets with an outstanding principal amount of $163.1 million. The loan was funded on December 18, 2007.

We used the proceeds from the loan transaction to repay borrowings under our repurchase agreement with Wachovia Bank, N.A. As of the date hereof, CapLease has aggregate outstanding borrowings under the repurchase agreement of $232.9 million, secured by assets with a carry value as of September 30, 2007 of approximately $295.9 million.

The following table summarizes the assets in the collateral pool by type and by CapLease’s carry value as of September 30, 2007:

Carry Value
(in thousands)
Long-Term Mortgage Loans	$22,745
Corporate Credit Notes(1)	79,225
CMBS and Other Real Estate Securities	60,429
Total	$162,399

(1) Includes $57,399 of intercompany notes that are eliminated from CapLease’s financial statements in consolidation.

The interest coupon on the loan is fixed at 5.81% annually until the loan matures in December 2017. We have an option to extend the maturity date of the loan until December 2020. We will pay interest at prevailing short-term rates during any extension term (30-day LIBOR plus 250 basis points).

The loan is non-recourse to CapLease, meaning that CapLease will not be liable for any amount beyond the assets securing the loan in the event those assets are insufficient to fully pay the obligation under the loan agreement. The non-recourse feature is subject to certain limited customary exceptions, such as losses incurred by the lenders as a result of the following:

•	fraud or intentional misrepresentation by CapLease;

•	the breach of any representations or covenants regarding environmental laws with respect to the collateral; and

•	any unauthorized sale or encumbrance of any of the collateral or CapLease’s interest in the borrower.

CapLease, Inc. and its operating partnership, Caplease, LP, have agreed to act as guarantors of any recourse obligations of the borrower.

We are generally prohibited from prepaying the loan except during the last three months of the term, although we may defease the loan at any time if we satisfy certain conditions.

The loan is subject to customary events of default, including the failure to pay principal and interest on the loan and the failure to comply with a variety of customary obligations under the agreement (subject in most cases to our right to remedy any such default).

A copy of the press release announcing the above transaction is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Loan Agreement between CapLease 2007-STL LLC, as borrower, and KBC Bank, N.V., acting through its New York Branch, as lender and administrative agent, dated as of December 17, 2007.

99.1	Press Release dated December 18, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPLEASE, INC.

By:	/s/ SHAWN P. SEALE
Shawn P. Seale
Senior Vice President, Chief Financial Officer and Treasurer

Date: December 20, 2007

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